UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2024

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(1) 302-803-6849

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2024, TLGY Acquisition Corporation (the “Company”), CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP entered into a joinder to a certain letter agreement, dated November 30, 2021 (the “Letter Agreement Joinder”) and a joinder to a certain registration rights agreement, dated November 30, 2021 (the “Registration Rights Agreement”). Entry into the Letter Agreement Joinder and the Registration Rights Agreement Joinder were conditions to the consummation of the Securities Transfer Transaction (as defined below).

In addition, on June 21, 2024, the Company entered into an agreement (the “CPC Funds Indemnification Agreement”) to indemnify CPC Sponsor Opportunities I, LP, CPC Sponsor Opportunities I (Parallel), LP and their affiliates (each, a “Indemnitee”) from any claims made by the Company or a third party in respect of any investment opportunities sourced by an Indemnitee, any liability arising with respect to an Indemnitee’s activities in connection with the Company’s affairs, and that are provided without a separate written agreement between the Company and any Indemnitee. Such indemnity will provide that the Indemnitees cannot access the funds held in the Company’s trust account.

The foregoing descriptions of the Letter Agreement Joinder, the Registration Rights Agreement Joinder, and the CPC Funds Indemnification Agreement are not complete and are qualified in their entireties by reference to the text of the Letter Agreement Joinder, the Registration Rights Agreement Joinder and the CPC Funds Indemnification Agreement, which are filed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.5 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On June 19, 2024, in connection with the Securities Transfer Transaction (as defined below), the Company and TLGY Sponsors LLC (the “Former Sponsor”) entered into a letter agreement (the “Termination Letter”) terminating the administrative services agreement (the “Administrative Services Agreement”), dated November 30, 2021, by and between the Company and the Former Sponsor. Pursuant to the Termination Letter, the Company and the Former Sponsor agreed to irrevocably release, waive, and forever discharge the Company and its successors or assigns, the Former Sponsor and its members, directors, advisors, officers and its holding company, from any and all actions, compensations, fees and expenses, obligations and claims of all types and nature, including all sums that may be or have been accrued or outstanding, arising from or in connection with the Administrative Services Agreement.

The foregoing description of the Termination Letter is not complete and is qualified in its entirety by reference to the text of the Termination Letter, which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On April 16, 2024, the Company, the Former Sponsor, TLGY Holdings LLC, which is the holding company of the Former Sponsor, CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP, together, the “Buyers”), the Buyers being current stakeholders of economic interests in the Former Sponsor, entered into a securities transfer agreement (“Securities Transfer Agreement”), pursuant to which, at a closing on June 19, 2024 (the “Closing”), Buyers, for an aggregate purchase price of $1.00 (the “Purchase Price”), (i) purchased 3,542,305 Class B ordinary shares of the Company (the “Founder Shares”) from the Former Sponsor, certain investors who held the Founder Shares, and three present or previous independent directors of the Company, and (ii) purchased 3,940,825 warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share (“Private Placement Warrants”) from the Former Sponsor (the “Securities Transfer Transaction”).

As of the Closing date and following the completion of the Securities Transfer Transaction, Buyers hold and control 4,126,215 Founder Shares and 3,940,825 Private Placement Warrants, which represents approximately 45.0% of the issued and outstanding ordinary shares of the Company, assuming the cancellation of 300,300 Class B ordinary shares held by Mizuho Securities USA LLC as required by the Securities Transfer Agreement, and as such the Buyers are able to control the election of the Company’s board of directors, and ultimately, the direction of the Company until its initial business combination, if any.

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K regarding the arrangements among the Former Sponsor and the Buyers with respect to the election of directors, officers and other matters is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

On June 19, 2024, the Company received a notice from Jin-Goon Kim (“Mr. Kim”), who served as the Chief Executive Officer (“CEO”), the interim Chief Financial Officer (“interim CFO”) and the chairman of the board of directors (the “Board”) of the Company, of his decision to resign as the CEO and the interim CFO of the Company, effectively immediately. Mr. Kim remains as the chairman of Board of the Company.

Appointment of New Directors and New Officers

On June 20, 2024, in connection with the Closing of the Securities Transfer Transaction, Vikas Desai was appointed as the CEO and a director of the Company, Merrick Friedman was appointed as the CFO of the Company, Enrique Klix was appointed as an independent director of the Company, and Young Cho was appointed as an independent director of the Company (Messrs. Desai, Klix and Cho, collectively, the “New Directors,” and Messrs. Desai and Friedman, collectively, the “New Officers”).

Biographical information concerning the New Directors and the New Officers is provided below:

Vikas Desai, age 33, has served as a member of the board of directors and the Chief Executive Officer of Achari Ventures Holdings Corp. I (Nasdaq: AVHI) (“Achari Ventures SPAC”), a special purpose acquisition company, since January 2021. In early 2018, he founded Achari Ventures (formerly known as Welcan Capital), a venture capital firm focused on the cannabis industry. Achari Ventures invests in early-stage plant touching and ancillary businesses and currently has a portfolio of 28 companies within the platform. Since 2018, Mr. Desai has been employed by Achari Ventures, which includes the Welcan Strategic Opportunities Fund LP and Achari Ventures Fund I LP. From June 2015 to 2017, Mr. Desai was a private equity investor at Oaktree Capital Management, a $100 billion alternative asset manager, where he completed over $2 billion in transactions. Mr. Desai began his career at Morgan Stanley in the Investment Banking division from July 2013 to June 2015, focusing on real estate mergers and acquisitions and capital markets, where he completed approximately 15 deals representing approximately $15 billion in transaction value. He graduated with a Bachelor of Science in Finance & Environmental Studies from the Stern School of Business at New York University.

Merrick Friedman, age 35, has served as the Chief Investment Officer and Corporate Secretary of Achari Ventures SPAC, since February 2021, and has served as a member of Achari Ventures SPAC’s board of directors since October 2021. Mr. Friedman joined Achari Ventures (formerly known as Welcan Capital) in June 2019. Since 2019, Mr. Friedman has been employed by Achari Ventures, which includes the Welcan Strategic Opportunities Fund LP and Achari Ventures Fund I LP. Prior to joining Achari Ventures, Mr. Friedman spent over four years at Long Pond Capital, from January 2015 to early 2019, an approximately $3 billion long/short equity hedge fund focused on fundamental and value-oriented investing. Before joining Long Pond, from 2013 to 2014, Mr. Friedman was at The Raine Group (“Raine”), a global merchant bank. At Raine, he was responsible for providing mergers and acquisitions advisory services and evaluating growth equity investments in the media, entertainment and telecommunications industries. While at Raine, Mr. Friedman completed over $30 billion in transaction value. Mr. Friedman began his career in 2012 at Deutsche Bank in the Natural Resources Investment Banking group. He graduated magna cum laude with a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

Enrique Klix, age 56, has served as the Chief Executive Officer and one of the directors of Integral Acquisition Corporation 1 (Nasdsaq: INTE), a special purpose acquisition company, since its inception in February 2021. Integral Acquisition Corporation 1 is a Nasdaq-listed entity in the process of a $300 million merger with Flybondi, a prominent low-cost airline operating in Latin America. Mr. Klix has significant international experience after being based in Australia, Europe, and Latin America for more than 30 years. Mr. Klix has a track record of successfully leading and advising corporations and governments on turnarounds, mergers and acquisitions, capital market transactions, operational and financial restructuring, and greenfield start-ups with an aggregate value in excess of $30 billion. Between January 2019 and July 2020, Mr. Klix served as Orora Cartons Australia’s General Manager (ASX: ORA). Under his leadership, the business went through a successful operational, commercial, and financial turnaround before being sold to Nippon Paper. Between 2014 and 2016, Mr. Klix served as Senior Vice President at McKinsey & Co.’s recovery and transformation division in Australia and New Zealand. Mr. Klix also served as Chief Financial Officer and Deputy Chief Executive Officer of McColl’s Transport between 2009 and 2014. Under his tenure, McColl’s Transport was recognized as the “Turnaround of the Year” in 2012 by the Turnaround Management Association (TMA), before being sold to a private equity consortium led by Kohlberg Kravis Roberts & Co. Mr. Klix was an investor in TrademarkVision, an Australian company that utilized image recognition and artificial intelligence technology for trademark searches and protection. In 2018 TrademarkVision was acquired by Clarivate Analytics (NYSE: CLVT), and Mr. Klix was instrumental in supporting the company through the acquisition. He is an active seed and pre-initial public offering investor in Australia and other geographies, including minority equity stakes in Groundfloor (Last K Ventures Pty. Ltd.) and Miso Robotics. Prior to moving to Australia, Mr. Klix worked for ten years as an investment banker for Salomon Smith Barney (now Citigroup (NYSE: C)) and Dresdner Kleinwort Benson in London focused on servicing telecommunications companies across Europe on mergers and acquisitions, and debt and equity capital markets transactions. Mr. Klix also played lead roles in the initial and secondary public offerings of many energy, telecommunications and beverage companies such as Enel S.p.A. (BIT: ENEL), Energias de Portugal, S.A. (ELI: EDP), and Compañía Cervecerías Unidas, S.A. (NYSE: CCU). Mr. Klix is also a director of Klix II Pty. Ltd. Mr. Klix holds a degree in Economics from the Universidad Católica Argentina and an MBA from the University of Cambridge in England. We believe that Mr. Klix’s vast experience in senior finance, operational, and consulting roles in publicly listed and private companies makes him well qualified to serve on our Board.

Young Cho, age 48, has a diverse background with over 27 years of banking and startup experience. Currently, Mr. Cho is Founder, CEO and a board member of Blockhouse Digital Holdings LP, an asset management firm that specializes in collateralized lending and yield generating strategies in the crypto markets. From August 2022 to January 2024, Mr. Cho served as chief financial officer of Swirlds Labs, which performs software development. Prior to Swirlds Labs, Mr. Cho was chief financial officer of Hedera Hashgraph LLC, a proof-of-stake public network powered by hashgraph consensus, where he served from April 2021 to August 2022. While at Hedera, Mr. Cho served as the chief financial officer and a member of the board of directors of Mount Rainier Acquisition Corp. (Nasdaq: RNER), a Nasdaq listed SPAC that acquired HUB Cyber Security for $1.2 billion in 2023, from February 2021 to March 2023. Prior to Hedera, Mr. Cho was chief investment officer of Abra, a digital consumer wallet where users can buy, sell, and earn rewards on their cryptocurrency holdings, from April 2020 to April 2021. Prior to Abra, Mr. Cho was chief financial officer of Celsius Network from April 2019 to January 2020 and chief financial officer of Alt Lending from January 2018 to April 2019, both companies were involved in the lending of cryptocurrencies. Prior to that, Mr. Cho held several positions in investment banks. Mr. Cho was an Executive Director at UBS Private Finance from March 2010 to May 2012, responsible for originating loans for M&A, capex, and working capital for medium sized private companies and for Ultra HNW clients. Prior to UBS, Mr. Cho was co-founder and Managing Director at Newtonian Capital, a multi-strategy hedge fund focusing on event-driven strategies based in Hong Kong. Prior to Newtonian, Mr. Cho was a Director at Citigroup Global Special Situations Group, where he invested Citigroup’s proprietary capital in the debt and equity of distressed corporates and special situation investments. Mr. Cho started his career as an analyst at Salomon Brothers Fixed Income Quantitative Research group. Mr. Cho has a BS in Electrical Engineering from Cornell, a Masters in Financial Engineering from Cornell, and a MPA in Economic Policy Management from Columbia. We believe that Mr. Cho’s extensive experience in senior finance, in publicly listed and private companies makes him well qualified to serve on our Board.

On June 21, 2024, each of the New Directors and New Officers entered into an indemnity agreement with the Company (the “Indemnity Agreement”), each of which is substantially similar to the indemnity agreements entered into by the other officers and directors in connection with the Company’s initial public offering. Other than the Indemnity Agreements, the New Directors and New Officers are not party to or participate in any material plan, contract or arrangement (whether or not written) of the Company. There are no family relationships between each of the New Directors, New Officers and any director or executive officer of the Company. Furthermore, the New Directors and New Officers are not party to any arrangement or understanding with any person pursuant to which they were appointed as a director or officer, nor are they party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the Indemnity Agreement is not complete and is qualified in its entirety by reference to the text of the Indemnity Agreement, which is filed hereto as Exhibit 10.4 and incorporated herein by reference.

Committees of the Board of Directors of the Company

The Company has standing audit, compensation, and nominating and corporate governance committees of the board of directors of the Company.

As a result of the appointments the New Directors of the Company as described above, as of June 20, 2024, the membership of the audit, compensation, and nominating and corporate governance committees of the board of directors of the Company is as follows:

(i)	Audit Committee: Donghyun Han (as Chairman and audit committee financial expert), Enrique Klix and Young Cho;

(ii)	Compensation Committee: Enrique Klix (as Chairman), Donghyun Han and Young Cho; and

(iii)	Nominating and Corporate Governance Committee: Young Cho (as Chairman), Donghyun Han and Enrique Klix.

Item 8.01	Other Events.

On June 13, 2024, the Company notified Continental Stock Transfer & Trust Company of its intention to extend the period of time that the Company has to complete its initial business combination (the “Termination Date”) by an additional month for the period from June 17, 2024 to July 16, 2024, subject to the Company’s sponsor or its affiliates or designees depositing $60,000 (the “Extension Deposit”) into the trust account.

On June 14, 2024, the Company’s sponsor or its affiliates or designees deposited the Extension Deposit into the trust and as a result the Termination Date was extended by one month until July 16, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Joinder to Insider Letter, dated June 20, 2024, by and between the Company, CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP

10.2	Joinder to Registration Rights Agreement, dated June 20, 2024, by and between the Company, CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP

10.3	Termination Letter, dated June 19, 2024, by and between the Company and TLGY Sponsors LLC.

10.4	Form of Indemnity Agreement.

10.5	CPC Funds Indemnification Agreement, dated June 21, 2024, by and between the Company, CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: June 21, 2024	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer